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                                                                      EXHIBIT 10



                         (Coopers & Lybrand Letterhead)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this Post-Effective Amendment No. 19 to the Registration Statement of MONY America Variable Account A on Form N-4 (File No. 33-20453) of our reports dated February 14, 1997 and February 21, 1997 on our audits of the financial statements of MONY America Variable Account A and MONY Life Insurance Company of America, respectively.



     We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Independent Accountants."



                                          Coopers & Lybrand L.L.P.



New York, New York


February 27, 1997